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                                                                EXHIBIT 3.4

                                 AMENDMENT NO. 1
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                 OF ARMKEL, LLC


                  This AMENDMENT NO. 1 (this "Amendment") to the Amended and Restated Limited Liability Company Agreement of Armkel, LLC (the "Company"), dated August 27, 2001 (the "LLC Agreement"), is made as of this 24/th/ day of September, 2001 by and between Church & Dwight Co., Inc., a Delaware corporation ("C&D") and Kelso Protection Venture, LLC, a Delaware limited liability company (the "Kelso Member"), as the members of the Company (the "Members").

                                    RECITALS

                  WHEREAS, the Members are party to the LLC Agreement governing the operation and management of the Company; and

                  WHEREAS, the Members desire to amend the LLC Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Members hereby agree as follows:

                  Section 1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the LLC Agreement.

                  Section 2. Amendments to LLC Agreement. Upon execution of this Amendment, the LLC Agreement is hereby amended as follows:

                  (a)     Section 1.1 of the LLC Agreement is hereby amended by
                          -----------
inserting the following new definitions before the definition of "C&D Change of Control":

                  "'C&D Consolidated EBITDA' shall mean, with respect to C&D for any period, the "Consolidated EBITDA" of C&D and its Subsidiaries for such period as calculated pursuant to the C&D Senior Credit

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                  Facility in effect on the Closing Date (and without giving effect to any subsequent amendments thereto).

                  `C&D Consolidated Total Debt' shall mean, with respect to C&D for any period, the "Consolidated Total Debt" of C&D and its Subsidiaries for such period as calculated pursuant to the C&D Senior Credit Facility in effect on the Closing Date (and without giving effect to any subsequent amendments thereto)."

                  (b)    Section 1.1 of the LLC Agreement is hereby amended by
                         -----------
inserting the following new definition before the definition of "C&D Initial Contribution":

                  `C&D Indebtedness' shall mean, with respect to C&D, any "Indebtedness" of C&D or its Subsidiaries, as such term is defined pursuant to the C&D Senior Credit Facility in effect on the Closing Date (and without giving effect to any subsequent amendments thereto).

                  (c)    Section 1.1 of the LLC Agreement is hereby amended by
                         -----------
deleting the definition of "Consolidated EBITDA" in its entirety and replacing it with the following:

                  "`Consolidated EBITDA' shall mean have the meaning assigned thereto in the Senior Credit Facility."

                  (d)    Section 1.1 of the LLC Agreement is hereby amended by
                         -----------
deleting in their entirety the definitions of "Consolidated Interest Expense" and "Consolidated Net Income".

                  (e)    Section 3.1 of the LLC Agreement is hereby amended by
                         -----------
inserting the following three sentences at the end of such section:

                  "All Interests in the Company shall be securities governed by
                  Article 8 of the Uniform Commercial Code. Each certificate evidencing Interests shall bear the following legend: `THIS CERTIFICATE EVIDENCES AN INTEREST IN ARMKEL, LLC AND SHALL BE A SECURITY FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE.' Notwithstanding the provisions of 14.9 of this Agreement, this Section 3.1 shall not be amended, and no purported amendment to this Section 3.1 shall be effective, until all

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                  outstanding certificates representing Interests shall have been surrendered to the Company for cancellation."

                  (f)    Section 7.1 of the LLC Agreement is hereby deleted in
                         ----------
its entirety and replaced with the following:

                         "Section 7.1 Allocations of Profits and Losses. After
                  giving effect to the special allocations set forth in Section 7.3, Net Profits and Net Losses and each item of income, gain, loss, deduction and credit thereof of the Company shall be determined for each Fiscal Year in accordance with the accounting method used by the Company for federal income tax purposes and shall be allocated among the Members as follows:

                         (a) Net Losses shall be allocated among the Members as follows:

                                    (i)   First, to the Members in a manner that
                                          -----
                         corresponds, in reverse chronological order, to the allocations of Net Profits previously made, without duplication, pursuant to Section 7.1(b);

                                    (ii)  Second, to C&D until C&D's Adjusted
                                          ------
                         Capital Account balance has been reduced to zero;

                                    (iii) Third, to the Kelso Member until the
                                          -----
                         Kelso Member's Adjusted Capital Account balance has been reduced to zero; and

                                    (iv)  Fourth, the balance of any Net Losses
                                          ------
                         to all Members in accordance with their Equity Interests Percentage;

                         (b) Except as otherwise provided in this Article VII,
                  Net Profits shall be allocated among the Members as follows:

                                    (i) First, to the Members in a manner that
                                        -----
                         corresponds, in reverse chronological order, to the allocations of Net Losses previously made, without duplication, pursuant to Section 7.1(a); and

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                                    (ii) Second, to the Members proportionately
                                         ------
                         in accordance with their respective Equity Interests Percentage."

                  (g)    Section 13.1 of the LLC Agreement is hereby deleted in
                         ------------
its entirety and replaced with the following:

                  "Section 13.1 Debt Incurrence by C&D. Following the Closing Date, without the prior consent of the Kelso Member, C&D shall not incur any C&D Indebtedness unless (i) at the time of incurrence and after giving effect thereto, the ratio of C&D Consolidated Total Debt to C&D Consolidated EBITDA for the last four fiscal quarters (treating any such indebtedness to be incurred and giving pro forma effect to any acquisitions and synergies related thereto, if any (in a manner consistent with Regulation S-X) as if such incurrence or acquisition took place on the first day of such four-quarter period) is less than 4.5:1.0 or (ii) C&D provides to the Kelso Member a letter of credit or other reasonably satisfactory credit support from a major money center financial institution in an amount equal to the amount of the Kelso Initial Contribution, less the Excess Contribution Balance."

                  Section 3. No Other Changes. Except as expressly amended hereby, the LLC Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. From and after the date on which this Amendment becomes effective, the terms "Agreement," "this Agreement," "herein," "hereinafter," "hereto," and words of similar import used in the LLC Agreement shall, unless the context otherwise requires, mean and refer to the LLC Agreement as amended hereby.

                  Section 4. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE PARTIES SUBJECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OR ANY OTHER RULE, PRINCIPLE OR LAW THAT WOULD MAKE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE APPLICABLE HERETO.

                  Section 5. Severability. The invalidity or unenforceability of any provision of this Amendment in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Amendment in such jurisdiction or the validity, legality or enforceability of this Amendment, including any such provision,

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in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  Section 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Amendment.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, each Member has duly executed this Amendment as of the day first above written.

                                         CHURCH & DWIGHT CO., INC.


                                         By: _______________________________
                                             Name:
                                             Title:





                                         KELSO PROTECTION VENTURE, LLC



                                         By: _______________________________
                                             Name:
                                             Title: